EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to incorporation by reference in the Registration Statement on Form S-8, (SEC File No. 333-81498), filed on January 28, 2002, and the Registration Statement on Form S-8 (SEC File No. 333-83130), filed on February 21, 2002 of our independent auditor's report dated June 20, 2002, relating to the balance sheets of AdZone Research, Inc. (formerly Executive Help Services, Inc.) (a Delaware corporation and a development stage company) (SEC File No. 0-28717, CIK # 1102013) as of March 31, 2002 and 2001 (post-acquisition) and March 31, 2001 (pre-acquisition) and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended March 31, 2002 and 2001 (post-acquisition), the year ended March 31, 2001 (pre-acquisition) and for the period from February 28, 2000 (date of inception) through March 31, 2002, which report appears in the 2002 Annual Report on Form 10-KSB of AdZone Research, Inc.



                                                      S. W. HATFIELD, CPA

Dallas, Texas
July 15, 2002